UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELECTRONICS FOR IMAGING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRONICS FOR IMAGING, INC.

303 Velocity Way

Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 14, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the “Company”), will be held on Friday, December 14, 2007 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters, 303 Velocity Way, Foster City, California 94404 for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year or until their successors are duly elected and qualified.

2.	To ratify the appointment of the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2007.

3.	To approve the Electronics For Imaging, Inc. 2007 Equity Incentive Award Plan and the reservation of an aggregate of 3,300,000 shares of the Company’s Common Stock for issuance pursuant to such plan.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” each proposal.

Only stockholders of record at the close of business on October 25, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Sincerely,

/s/ JAMES L. ETHERIDGE
James L. Etheridge Secretary

Foster City, California

November 14, 2007

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING,

YOU ARE REQUESTED TO VOTE ELECTRONICALLY, OR BY TELEPHONE,

AS DESCRIBED UNDER “INTERNET AND TELEPHONE VOTING” IN THE ATTACHED

PROXY STATEMENT, OR

COMPLETE, SIGN AND DATE THE ENCLOSED PROXY

AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ELECTRONICS FOR IMAGING, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, December 14, 2007 at 9:00 a.m., Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s corporate headquarters, 303 Velocity Way, Foster City, California 94404. The Company intends to mail this Proxy Statement and accompanying proxy card on or about November 14, 2007 to stockholders entitled to vote at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company will be asked: (1) to elect six (6) directors to serve for the ensuing year or until their successors are duly elected and qualified; (2) to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007; (3) to approve the Electronics For Imaging, Inc. 2007 Equity Incentive Award Plan and the reservation of an aggregate of 3,300,000 shares of the Company’s Common Stock for issuance thereunder; and (4) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on October 25, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding and entitled to vote 57,534,584 shares of Common Stock. A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 57,534,584 eligible votes as of the record date, we will need at least 28,767,293 votes present in person, by telephone or by proxy at the Annual Meeting for a quorum to exist. Each holder of record of Common Stock on such date will be entitled to one vote per each share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

A plurality of the shares of Common Stock voting in person or by proxy is required to elect each of the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Adjournment of Meeting

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

Internet and Telephone Voting

If you hold shares of record as a registered shareholder, you should complete, sign and date the enclosed proxy card as promptly as possible and return it using the enclosed envelope. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

Solicitation

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse such nominees for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram, email and personal solicitation by directors, officers and regular employees of the Company or, at the Company’s request, The Altman Group. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services, but The Altman Group will be paid its customary fee, estimated to be approximately $7,500, if it renders solicitation services.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s principal executive office, 303 Velocity Way, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals To Be Presented at Next Annual Meeting

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2008, pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “SEC”), is currently expected to be July 17, 2008. The Rules of the SEC also establish a deadline with respect to discretionary voting for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2008 Annual Meeting is currently expected to be September 30, 2008. These deadlines are subject to change if the date of the 2008 Annual Meeting is more than 30 calendar days from the date of the 2007 Annual Meeting. If a Stockholder gives notice of such proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board of Directors may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at the Company’s 2008 Annual Meeting.

Additional Copies

The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006 has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to Investor Relations at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

There are six (6) nominees for the six (6) Board positions authorized effective as of the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below. Proxies cannot be voted for more directors than the six (6) nominees named. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. Each person has been recommended for nomination by the Nominating and Governance Committee of the Board of Directors and has been nominated by the Board for election. Each person nominated for election has agreed to serve, and the Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

The names of the nominees, each of whom is currently a director of the Company elected by the stockholders or appointed by the Board, and certain information about them are set forth below. The Company is actively engaged in a search for additional independent director candidates to become members of the Company’s Board of Directors. The Nominating and Governance Committee has retained Russell Reynolds Associates to assist the Company with identifying potential independent director candidates. Although the Company has not yet identified or selected any candidates whom it intends to nominate for Board membership, and does not expect to do so prior to the Annual Meeting, one or more additional directors could be elected by the Board to fill newly-created vacancies in the event the Board increases the number of authorized directors during 2008.

Name of Nominee and Principal Occupation	Age	Director Since
Gill Cogan(1) Founding Partner, Opus Capital Ventures LLC	55	1992
Guy Gecht Chief Executive Officer of the Company	42	2000
James S. Greene(2)(3) Vice President, Cisco Systems	53	2000
Dan Maydan(1)(2)(3) Member, Board of Trustees, Palo Alto Medical Foundation	71	1996
Christopher B. Paisley(3) Executive Professor, Santa Clara University	55	2004
Fred Rosenzweig President of the Company	51	2000

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Audit Committee.

Mr. Cogan has served as interim Chairman of the Board of the Company since June 28, 2007. Mr. Cogan is a founding Partner of Opus Capital Ventures LLC, a venture capital firm established in 2005. Previously, he was the Managing Partner of Lightspeed Venture Partners, a venture capital firm, from 2000 to 2005. From 1991 until 2000, Mr. Cogan was Managing General Partner of Weiss, Peck & Greer Venture Partners, L.P., a venture capital firm. From 1986 to 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group handling technology-related investments. From 1983 to 1985, he was Chairman and Chief Executive Officer of Formtek, an imaging and data management computer company, whose products were based upon technology developed at Carnegie-Mellon University. Mr. Cogan is currently a director of several privately held companies. Mr. Cogan holds an MBA from the University of California at Los Angeles.

Mr. Gecht was appointed Chief Executive Officer of the Company on January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was Vice President and General Manager of Controllers Products of the Company. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht currently serves as a member of the board of directors, audit committee and compensation committee of Check Point Software Technologies Ltd., a global information technology security company. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

Mr. Greene is currently a Vice President of Cisco Systems, a communications and information technology company, where he is responsible for the Global Financial Services business. From January 2004 until February 2005, Mr. Greene was the President and General Manager for the Global Financial Services business of TeleTech Holdings, Inc., a customer management services company. From September 2001 until February 2004, Mr. Greene was a Senior Vice President with Cap Gemini Ernst & Young, a consulting services firm, where he served clients in the global financial services industries. Prior to that he was Chief Executive Officer and President of Abilizer Solutions Inc., a global Enterprise Information Portal software business. Prior to Abilizer, Mr. Greene was a Senior Partner with Accenture, a consulting firm. Mr. Greene joined Accenture in 1979 and left in 2000 as the Managing Partner of their Western Region. Mr. Greene received his B.A. in Economics from the University of California at Davis and his M.B.A. from Santa Clara University.

Dr. Maydan was President of Applied Materials Inc., a semiconductor manufacturing equipment company, from January 1994 to April 2003 and a member of that company’s board of directors from June 1992 to October 2005. From March 1990 to January 1994, Dr. Maydan served as Applied Materials’ Executive Vice President, with responsibility for all product lines and new product development. Before joining Applied Materials in September 1980, Dr. Maydan spent thirteen years managing new technology development at Bell Laboratories during which time he pioneered laser recording of data on thin-metal films and made significant advances in photolithography and vapor deposition technology for semiconductor manufacturing. In 1998, Dr. Maydan was elected to the National Academy of Engineering. He serves on the board of directors of Infinera, a digital optical communications company, the board of directors as well as the compensation committee of the board of directors of LaserCard Corporation, a secure ID solutions company, and the board of directors of a privately held company. Dr. Maydan is a member of the Board of Trustees of the Palo Alto Medical Foundation (P.A.M.F.). Dr. Maydan received his B.S. and M.S. degrees in electrical engineering from Technion, the Israel Institute of Technology, and his Ph.D. in Physics from Edinburgh University in Scotland.

Mr. Paisley has been the Dean’s Executive Professor of Accounting and Finance in the Leavey School of Business at Santa Clara University since January 2001. From September 1985 until May 2000, Mr. Paisley was the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation, a networking solutions company. Mr. Paisley is also a director of Volterra Semiconductor Corporation, a semiconductor company, Equinix, Inc., a network-neutral data center and interconnection services company, and 3PAR Inc., a utility storage company. Mr. Paisley received a B.A. in Economics from the University of California, Santa Barbara and an M.B.A. from the University of California, Los Angeles. Mr. Paisley serves as the Chairman of our Audit Committee.

Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 to January 2004 he served as Chief Operating Officer of the Company. From August 1998 to July 1999, Mr. Rosenzweig

served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support of the Company. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing of the Company. Prior to joining the Company, from July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation, a computer company. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

The Company’s Board of Directors recommends a vote “FOR” all six (6) nominees listed above. Proxies received by the Company will be voted “FOR” the election of all nominees listed above unless the stockholder specifies otherwise in the proxy.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of Board of Directors and Committees

The Board of Directors of the Company held a total of five (5) meetings and undertook some actions by unanimous written consent in 2006. The Board has established the following committees, among others, to assist the Board in discharging its duties: (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Governance Committee. Current copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee as well as the Board of Director Guidelines can be found on the Company’s website at www.efi.com. The charter for the Audit Committee is also attached as Appendix A to this Proxy Statement. Each director attended 75% or more of the aggregate meetings of the Board and of the committees thereof, if any, upon which such directors served during 2006.

Audit Committee

The Audit Committee consists of Directors Paisley, Greene and Maydan. The Audit Committee conducted seven (7) meetings and undertook some actions by unanimous written consent in 2006. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent auditors and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq Stock Market and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board of Directors has determined that Christopher Paisley is an “audit committee financial expert” as defined by the SEC.

The Audit Committee oversees the Company’s Ethics Program, which presently includes, among other things, the Company’s Code of Business Conduct and Ethics, the Company’s Code of Ethics for the Management Team, the Company’s Code of Ethics for the Accounting and Finance Team, the Company’s Code of Ethics for the Sales Team (collectively, the “Codes”), an Internal Audit Committee responsible for receiving and investigating complaints, a 24-hour global toll-free hotline and an internal website whereby employees can anonymously submit complaints via email. The Company’s Codes can be found on the Company’s website at www.efi.com.

Compensation Committee

The Compensation Committee currently consists of Directors Cogan and Maydan. Director Gassée was a member of the Compensation Committee from its formation in August 1992 through July 2007. The Compensation Committee held one (1) meeting and undertook some actions by unanimous written consent in 2006. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq Stock Market. The Compensation Committee reviews and approves the Company’s executive compensation policy and administers the Company’s Stock Plans.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Directors Maydan, Greene and Gassée. Mr. Gassée is not standing for reelection to the Board and will no longer be a member of the Nominating and Governance Committee effective as of the Annual Meeting. The Nominating and Governance Committee undertook its actions by unanimous written consent in 2006. The Board has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the Nasdaq Stock Market. The Nominating and Governance Committee develops and recommends governance principles and recommends director nominees.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”

The Nominating and Governance Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Nominating and Governance Committee at the Company’s headquarters address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting, as well as in accordance with the Company’s Bylaw provisions for submission of stockholder proposals.

The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities that is owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described below; (4) a representation that the stockholder is a holder of stock of the Company entitled to vote on the date of submission of such written materials; and (5) any material interest of the stockholder in the nomination.

Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should be addressed to:

Electronics For Imaging, Inc.

Attention: Nominating and Governance Committee

c/o James L. Etheridge

303 Velocity Way

Foster City, CA 94404

Director Qualifications

The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•

Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, number of other company boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health and ability to serve.

•

For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•

Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and Nasdaq Stock Market rules.

•	Composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

•

For incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation and overall contribution to the Company, the number of other company boards on which the individual serves, composition of the Board at that time and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•

Management Directors.    The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and Nasdaq Stock Market rules.

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Governance Committee will determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting or appointment to the Board between annual meetings. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating and Governance Committee.

COMPENSATION OF DIRECTORS

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.

Name(1) (a)	Fees earned or paid in cash (b)	Stock awards (c)	Option awards (d)	Non-equity incentive plan compensation (e)	Change in pension value and nonqualified deferred compensation earnings (f)	All other compensation (g)	Total (h)
Gill Cogan	$35,500	$161,400	$277,480	$—	$—	$—	$474,380
James S. Greene	71,500	161,400	277,480	—	—	—	510,380
Jean-Louise Gassée	43,500	161,400	277,480	—	—	—	482,380
Dan Maydan	49,500	161,400	277,480	—	—	—	488,380
Christopher Paisley	90,000	161,400	277,480	—	—	—	528,880
Thomas I. Unterberg	32,000	161,400	277,480	—	—	—	470,880

(1)	Guy Gecht, the Company’s Chief Executive Officer and Fred Rosenzweig, the Company’s President, are not included in this table as they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by Messrs. Gecht and Rosenzweig as employees of the Company is shown in the Summary Compensation Table on page 35 of this Proxy Statement.

The compensation of the non-employee directors serving on the Board is determined by the Compensation Committee. Non-employee members of the Board currently receive cash and equity compensation in connection with their service to the Company and do not receive any additional compensation for service on the Board.

Cash Compensation.    Non-employee members of the Board of Directors receive cash compensation in the form of the annual retainers and attendance fees per meeting of the Board of Directors and its committees as set forth below:

Annual Retainer for Each Non-Employee Director	$25,000
Audit Committee Chairperson Retainer	$10,000
Audit Committee Member Retainer	$5,000
Compensation Committee Chairperson Retainer	$5,000
Compensation Committee Member Retainer	$2,500
Nominating and Governance Chairperson Retainer	$5,000
Nominating and Governance Member Retainer	$2,500
Special Committee Member Compensation	$50,000
Board Meeting Attendance (in person)	$2,000
Board Meeting Attendance (by telephone)	$1,000
Audit Committee Meeting Attendance (in person)	$4,000	(Chairperson	)
	$2,000	(other directors	)
Audit Committee Meeting Attendance (by telephone)	$2,000	(Chairperson	)
	$1,000	(other directors	)
Compensation Committee Attendance	$2,000	(Chairperson	)
	$1,000	(other directors	)
Nominating and Governance Attendance	$2,000	(Chairperson	)
	$1,000	(other directors	)

The Company also reimburses each non-employee member of the Board for out-of-pocket expenses incurred in connection with attendance at meetings.

Equity Compensation.    During 2006, each of the outside members of the Board was granted an option to purchase 25,000 shares of stock at an exercise price of $26.90 vesting with respect to 25% of the shares on March 15, 2007, and thereafter with respect to an additional 2.5% of the shares each month, with full vesting in 42 months. Any new outside director that joins the Board will receive an option to purchase 40,000 shares of stock at an exercise price equal to the fair market value of the Company’s stock on the date of grant. All options expire at the end of seven years. Each of the outside members of the Board was also granted an equity award of performance-based restricted Common Stock under the Company’s 2004 Equity Incentive Plan. Each non-employee director was granted a restricted stock award of 6,000 shares of restricted Common Stock. The unvested restricted Common Stock is subject to a repurchase right of the Company, which lapses upon the achievement by the Company of financial targets specified by the Board each fiscal year during the vesting term. If the Company does not achieve the financial targets specified by the Board each fiscal year, then the restrictions on vesting will remain in place until the financial targets have been met. To the extent vesting has been deferred because the Company had not yet met the financial targets for such fiscal year, upon the achievement of such financial targets, the shares will vest as if the Company had achieved the financial targets since the 2006 fiscal year. However, the repurchase rights terminate in any event on March 15, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Indemnification of Officers and Directors

As permitted under Delaware law, pursuant to our bylaws, charter and indemnification agreements that we have entered into with our current and former executive officers and directors, we are required, subject to certain limited qualifications, to indemnify our executive officers and directors for certain events or occurrences while the executive officer or director is, or was serving, at our request in such capacity. The indemnification period covers all pertinent events and occurrences during the executive officer's or director's lifetime. Our indemnification obligations generally extend to the derivative shareholder suits and Nasdaq delisting proceedings of the Company. In this regard, we have received, and expect to receive, requests for indemnification by certain current and former executive officers and directors in connection with the review of our historical stock option granting practices and the related restatement, related government inquiries and derivative shareholder suits. The maximum potential amount of future payments we may be obligated to make under these indemnification agreements is unlimited; however, we have director and officer insurance coverage that limits our exposure and may enable us to recover a portion of any future amounts paid.

Related Transactions

The Audit Committee of our Board has the responsibility of reviewing and approving in advance any proposed related party transactions as defined under Item 404 of Regulation S-K during 2006.

The Company has entered into employment agreements with its named executive officers. These agreements are described below under “Employment Agreements.” There were no other related transactions as defined under Item 404 of Regulation S-K during 2006.

Director Independence

The Board of Directors has determined that each of the non-employee directors is independent and that each director who serves on each of its committees is independent, as the term is defined by rules of the Nasdaq Stock Market and the SEC.

COMMUNICATION WITH THE BOARD

The Board has established a process to receive communications from stockholders. Stockholders who wish to communicate with any member (or all members) of the Board should send such communications via regular mail addressed to the Company’s Corporate Secretary, at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404. The Corporate Secretary will review each such communication and forward it to the appropriate Board member or members as he deems appropriate.

The Company encourages its directors to attend the annual meeting of stockholders.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1992 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 is not required by law, by the Nasdaq Stock Market listing requirements or by the Company’s certificate of incorporation or bylaws. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Company may appoint a different independent registered public accounting firm during the year if the Audit Committee of the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

During the fiscal years ended December 31, 2006 and 2005 PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to the Company as follows (in thousands):

	2006	2005
Audit fees(a)	$1,998	$1,923
Audit related fees(b)	914	—
Tax fees(c)	—	—
All other fees(d)	—	2

Total	$2,912	$1,925

(a)	Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
(b)	Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Electronics for Imaging’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(c)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international compliance and mergers and acquisitions.
(d)	All other fees consist of services provided in connection with other filings.

The Audit Committee is responsible for pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee has the sole authority to approve the employment of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

The Audit Committee of the Board of Directors has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the independent auditors’ independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence. All of the services of each of (b), (c) and (d) were pre-approved by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

The ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of shares of common stock present, or represented, and entitled to vote thereon, at the annual meeting.

The Company’s Board of Directors recommends a vote “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Proxies received by the Company will be voted “FOR” this proposal unless the stockholder specifies otherwise in the proxy.

PROPOSAL THREE

APPROVAL OF 2007 EQUITY INCENTIVE AWARD PLAN AND

THE RESERVATION OF AN AGGREGATE OF 3,300,000 SHARES OF THE

COMPANY’S COMMON STOCK FOR ISSUANCE PURSUANT TO SUCH PLAN

The Company is asking the stockholders to approve the Electronics for Imaging, Inc. 2007 Equity Incentive Award Plan (the “2007 Plan”) and the reservation of an aggregate of 3,300,000 shares of the Company’s Common Stock for issuance pursuant to the 2007 Plan. If the 2007 Plan is approved, then no additional awards may be granted under any of the MGI 1985 Nonqualified Stock Option Plan, the 1990 Stock Plan of Electronics for Imaging, Inc., the 1996 Stock Option Plan of Splash Technology Holdings, Inc., the 1999 Equity Incentive Plan of Electronics for Imaging, Inc., the 1999 Stock Option Plan of T/R Systems, Inc., the 1999 Stock Incentive Plan of Printcafe, Inc., the 2000 Stock Incentive Plan of Printcafe, Inc., the 2002 Key Executive Stock Incentive Plan of Printcafe, Inc., the 2002 Stock Incentive Plan of Printcafe, Inc. or the 2004 Equity Incentive Plan of Electronics for Imaging, Inc. (collectively, the “Previously Adopted Plans”). If the 2007 Plan is not approved, the Company may need to continue to grant awards under any available Previously Adopted Plans to help attract, retain and motivate employees and directors. The number of shares proposed to be reserved for issuance under the 2007 Plan is less than the 4,166,650 shares of Common Stock available for issuance under the Previously Adopted Plans as of October 26, 2007. Accordingly, the approval of the 2007 Plan will decrease the aggregate potential dilution of the Company’s equity compensation program to the Company’s stockholders and reduce the aggregate number of shares of Common Stock reserved for issuance under the Company’s equity compensation programs.

In order to minimize the dilutive impact of the Company’s equity-based awards to its existing stockholders, the Company commits that, with respect to the shares of Common Stock initially being reserved for issuance under the 2007 Plan, the “burn rate” of equity awards will not exceed an average of 4.70% per fiscal year through 2009.

For this purpose, burn rate is defined as the adjusted total number of equity grants made in a given year divided by the number of shares of Common Stock outstanding at the end of that year. The adjusted total number of equity grants is equal to the sum of the number of shares of Common Stock subject to options and other equity-based awards granted during the year adjusted to reflect “full value”.

The full value adjustment will count one share of Common Stock subject to a “Full Value Award” (that is, a restricted stock award, performance share award, performance stock unit award, stock payment award, dividend equivalents award, deferred stock award or restricted stock unit award) as equivalent to (i) 1.5 option shares if the Company’s annual stock price volatility is 53% or higher, (ii) 2 option shares if the Company’s annual stock price volatility is between 25% and 52%, and (iii) 4 option shares if the Company’s annual stock price volatility is less than 25%.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, several suits are pending in federal court in California and in the Court of Chancery in Delaware against the Company and a number of our present and former officers and directors. Among other claims, these suits make allegations concerning the approval of several of the Previously Adopted Plans. Although the lawsuits filed in California have been stayed, the two suits filed in Delaware remain active and challenge the Company’s ability to grant awards under the Previously Adopted Plans. As a result of these lawsuits, and in order to remove any possible challenge to the Company’s ability to attract, retain and motivate employees, consultants and directors through the use of options and other awards (described below), the Board of Directors has approved, and hereby submits to stockholders, the 2007 Plan.

If the 2007 Plan is approved, no additional awards may be granted under any of the Previously Adopted Plans. The 2007 Plan is designed to replace the Previously Adopted Plans. If approved, the total number of shares reserved for grants of options and other types of equity based awards will decrease, since no further options or other equity based award grants will be made under any of the Previously Adopted Plans and the 3,300,000 shares being reserved under the 2007 Plan is 20.8% less than the 4,166,650 reserved and remaining available for issuance under the Previously Adopted Plans.

As noted, the primary reason for submitting the 2007 Plan for your approval is to avoid ongoing litigation challenges to the ability of the Company to utilize its equity incentive plans to grant options and other awards that help attract and motivate employees, consultants and directors.

The following summarizes the terms of the 2007 Plan and the summary is qualified by reference to the full text of the 2007 Plan, which is attached as Appendix B to this Proxy Statement.

General

The Board has adopted, subject to stockholder approval, the 2007 Plan for employees and consultants of the Company and its subsidiaries and members of the Board, or as applicable, members of the board of directors of a subsidiary (collectively, “Directors”). The 2007 Plan is intended to replace the Previously Adopted Plans and to separate future option grants made by the Company from those made under Previously Adopted Plans that remain the subject of derivative shareholder suits regarding the alleged backdating of stock options. The 2007 Plan will become effective upon its approval by the holders of the majority of Common Stock present, or represented, and entitled to vote at the Annual Meeting (the date that such approval is obtained, the “Effective Date”). If the 2007 Plan becomes effective, then no new awards will be granted pursuant to the Previously Adopted Plans following such Effective Date, except that shares relating to awards that are forfeited or cancelled under the Previously Adopted Plans will be available for grant under the 2007 Plan as described in more detail below.

The Board believes that the 2007 Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of the Company stockholders and by providing participants with an incentive for outstanding performance to generate superior returns to the Company stockholders. The Board further believes that the 2007 Plan will provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, consultants and Directors upon whose judgment, interest and special effort the successful operation of the Company is largely dependent. In addition, by granting future options under the 2007 Plan instead of the Previously Adopted Plans—which may become subject to restrictions imposed by the derivative shareholder suits—the Board and the Company’s officers will have more flexibility and freedom to focus on the management of the Company and generating superior returns for its stockholders.

The 2007 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units and performance-based awards to eligible participants. A summary of the principal provisions of the 2007 Plan is set forth below.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1.0 million in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and stock appreciation rights (“SARs”) which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2007 Plan has been designed to permit a committee, which may be the Board or a committee appointed by the Board (collectively, the “Committee”), to grant stock options, SARs and other awards which will qualify as qualified performance-based compensation under Section 162(m) of the Code.

Administration

The 2007 Plan will be administered by the Committee. With respect to awards to independent directors, the Board will administer the 2007 Plan. With respect to awards to employees and consultants, the Committee will administer the 2007 Plan and, unless otherwise determined by the Board, the Committee will consist solely of two or more Board members who are “outside directors” for purposes of Section 162(m) of the Code, Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) and “independent directors” under the rules of the Nasdaq Stock Market. The Board or the Committee may delegate to a committee of one or more Board members or one or more Company officers the authority to grant or amend awards under the 2007 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Company officers or Directors to whom the authority to grant or amend awards under the 2007 Plan has been delegated.

The Committee will have the exclusive authority to administer the 2007 Plan, including the power to (i) designate participants under the 2007 Plan, (ii) determine the types of awards granted to participants under the 2007 Plan, the number of such awards, and the number of shares of Common Stock of the Company subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2007 Plan, including the vesting schedule, exercise price, whether to settle, or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation and application of the 2007 Plan. The Committee will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2007 Plan include all employees, Directors and consultants of the Company and its subsidiaries, as determined by the Committee. As of September 28, 2007, approximately 2,000 employees, 8 Directors and approximately 20 consultants would be eligible to participate in the 2007 Plan.

Limitation on Awards and Shares Available

Subject to the adjustment provisions as described in more detail below, the number of shares of Common Stock reserved for issuance under the 2007 Plan is 3,300,000. After the Effective Date, no awards may be granted under any Previously Adopted Plan.

The shares of Common Stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. If following the Effective Date an award under the 2007 Plan is forfeited (including a reimbursement of an unvested award upon a participant’s termination of employment at a price equal to the par value of the Common Stock subject to the award) or expired, any shares of Common Stock subject to the award may be used again for new grants under the 2007 Plan. The maximum number of shares of Common Stock subject to one or more awards granted to any one employee under the 2007 Plan shall be (i) 2,000,000 as to awards granted to an employee during the fiscal year of the Company in which the employee is initially employed by the Company or any subsidiary and (ii) 1,000,000 as to awards granted to an employee in any subsequent fiscal year.

In order to minimize the dilutive impact of the Company’s equity-based awards to its existing stockholders, the Company commits that, with respect to the shares of Common Stock initially being reserved for issuance under the 2007 Plan, the “burn rate” of equity awards will not exceed an average of 4.70% per fiscal year through 2009.

Awards

The 2007 Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2007 Plan.

Stock Options.    Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the 2007 Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of the Company stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options. Nonqualified stock options may be exercised as determined by the Committee. Upon the exercise of a stock option, the exercise price must be paid in full in cash, by tendering previously-acquired shares of Common Stock with a fair market value at the time of exercise equal to the aggregate exercise price of the option or the exercised portion thereof or by tendering other property acceptable to the Committee.

Restricted Stock.    Restricted stock awards may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Committee (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

Stock Appreciation Rights.    A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee, and SARs settled in Common Stock shall satisfy all of the restrictions imposed by the 2007 Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the 2007 Plan. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR shall not exceed ten years.

Restricted stock units.    Restricted stock units may be granted pursuant to the 2007 Plan, typically without consideration from the participant or for a nominal purchase price. Restricted stock units may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Committee. Like restricted stock, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Performance shares.    Awards of performance shares are denominated in a number of shares of Common Stock and may be linked to any one or more performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Performance stock units.    Awards of performance stock units are denominated in unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and may be linked to any one or more performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Dividend equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Committee. Dividend equivalents granted with respect to options or SARs that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code are payable with respect to pre-exercise periods, regardless of whether such options or SARs are subsequently exercised.

Stock payments.    Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Committee and may be based upon performance criteria determined appropriate by the Committee, determined on the date such stock payment is made or on any date thereafter.

Deferred stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Committee. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee, and unless otherwise provided by the Committee, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Performance-based awards.    The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or any qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stock options and SARs granted under the 2007 Plan will generally satisfy the exception for qualified performance-based compensation since they will be made by a qualifying compensation committee, the plan sets forth the maximum number of shares of Common Stock which may be subject to awards granted to any one participant during any calendar year, and the per share exercise price of options and SARs must be at least equal to the fair market value of a share of Common Stock on the date of grant.

Pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Common Stock and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Full value award limitations.    Except as may be determined by the Committee in the event of a participant’s death, disability or retirement, or in connection with a change in control event, Full Value Awards that vest solely based on the passage of time must vest over a period of not less than three years and performance awards must vest over a period of not less than one year (which shall include fully-vested awards granted in lieu of cash awards that have been earned based on a performance period of at least one year). These vesting limitations shall not apply to a limited basket consisting of up to 10% of the shares of Common Stock available for issuance (as described in more detail above) or to awards granted to newly hired employees.

Transferability of awards.    Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee. The Committee may provide in any award agreement that an award may be transferred to certain persons or entities related to a participant in the 2007 Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Committee. Such permitted assignees shall be bound by and subject to such terms and conditions as determined by the Committee.

Adjustments to Awards

If there is a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Committee shall make equitable adjustments to the number and type of securities subject to each outstanding award under the 2007 Plan, and the exercise price or grant price of such outstanding award (if applicable). The Committee can make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2007 Plan.

If there is any other combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other change affecting the shares of Common Stock or the share price of the Common Stock (other than an event described in the preceding paragraph), the Committee may, in its discretion:

•

equitably adjust the aggregate number and type of shares of Common Stock subject to the 2007 Plan, the terms and conditions of any outstanding awards (including any performance targets or criteria with respect thereto), and the grant or exercise price per share of outstanding awards;

•

provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•	provide for the replacement of any award with other rights or property selected by the Committee in its sole discretion;

•	provide that any outstanding award cannot vest, be exercised, or become payable after such event;

•	provide that all awards shall be exercisable, payable or fully vested as to all shares of Common Stock covered thereby;

•

provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2007 Plan or shall substitute similar awards for those outstanding under the 2007 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options and awards or future rights, options and awards.

Effect of a Change in Control

In the event of a change in control of the Company, an award shall become fully exercisable and all forfeiture restrictions on such award shall lapse, unless any surviving or acquiring entity substitutes an equivalent award or assumes the participant’s outstanding award.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend or modify the 2007 Plan at any time; provided, however, that stockholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares of Common Stock available under the 2007 Plan, (iii) to permit options to be granted with a per share exercise price lower than fair market value on the date of grant, and (iv) to permit the Committee to extend the exercise period for an option beyond ten years from the date of grant. In addition, no option may be amended to reduce the per share exercise price of the shares subject to the option below the per share exercise price as of the date of grant and, except as described in the “Adjustments to Awards” section above or upon a change in control of the Company, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the Effective Date.

Federal Income Tax Consequences

The federal income tax consequences of the 2007 Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2007 Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

Section 409A of the Code.    Certain types of awards under the 2007 Plan, including deferred stock and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2007 Plan and awards granted under the plan will be structured and interpreted to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Committee, the 2007 Plan and applicable award agreements may be amended to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options.    For federal income tax purposes, if participants are granted non-qualified stock options under the 2007 Plan, participants generally will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock.    For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Shares.    The grantee generally will not realize taxable income at the time of the grant of the performance shares, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Stock Units.    The grantee generally will not realize taxable income at the time of the grant of the performance stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

Dividend Equivalents.    The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.    If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock.    The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units.    The grantee generally will not realize taxable income at the time of the grant of the restricted stock units, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Restricted stock units may be subject to Section 409A of the Code, and the failure of any restricted stock unit that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) of the Code.    As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”

In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Pursuant to a special rule under Section 162(m), stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date. The 2007 Plan has been designed to permit the Committee to grant stock options and stock appreciation rights which will qualify as “qualified performance-based compensation.” In addition, performance-based awards are intended to qualify as “qualified performance-based compensation.”

New Plan Benefits

No awards will be granted pursuant to the 2007 Plan until it is approved by the Company’s stockholders. In addition, awards are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2007 Plan or the benefits that would have been received by such participants if the 2007 Plan had been in effect in the year ended December 31, 2006. See the Grants of Plan-Based Awards Table for a listing of options and other awards granted to named executive officers of the Company during year ending December 31, 2006 under the Previously Adopted Plans.

Adoption of the 2007 Plan requires approval by holders of a majority of the outstanding shares of the Company stock who are present, or represented, and entitled to vote thereon, at the annual meeting.

The Company’s Board of Directors recommends a vote “FOR” the approval of the 2007 Equity Incentive Award Plan and the reservation of an aggregate of 3,300,000 shares of the Company’s Common Stock for issuance pursuant to such plan. Proxies received by the Company will be voted “FOR” this proposal unless the stockholder specifies otherwise in the proxy.

SECURITY OWNERSHIP

Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of Common Stock of the Company as of September 28, 2007 by: (1) each of our current directors; (2) each of the named executive officers who were serving in their positions as of December 31, 2006 and are listed in the Summary Compensation Table on page 35 of this Proxy Statement (collectively, our “named executive officers”); (3) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon Schedules 13G or 13D filed with the SEC; and (4) all of our directors and executive officers as a group. As of September 28, 2007, there were 57,530,227 shares of our Common Stock outstanding.

Shares of Common Stock subject to options or other rights that are currently exercisable or exercisable within 60 days of September 28, 2007 are considered outstanding and beneficially owned by the person holding the options or other rights for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404.

	Common stock
Name of beneficial owner(1)	Number of shares	Percentage owned
J. & W. Seligman & Co. Incorporated(2)	4,072,300	7.08%
100 Park Avenue
New York, New York 10017
Third Avenue Management LLC(3)	4,022,579	6.99%
622 Third Avenue
32nd Floor
New York, New York 10017
Wellington Management Co. LLP(4)	3,885,800	6.75%
75 State Street
Boston, Massachusetts 02109
Mellon Financial Corporation(5)	3,371,349	5.86%
One Mellon Center
Pittsburgh, Pennsylvania 15258
Blum Capital Partners(6)	3,035,352	5.28%
909 Montgomery Street
Suite 400
San Francisco, California 94133
Neuberger Berman Inc.(7)	2,896,207	5.03%
605 Third Avenue
New York, New York 10158
Guy Gecht(10)	690,594	1.20%
Fred Rosenzweig(8)	651,250	1.13%
Thomas Unterberg(9)	262,251	*
Joseph Cutts(12)	226,201	*
Gill Cogan(13)	148,251	*
Jean-Louis Gassée(14)	74,250	*
Dan Maydan(15)	67,577	*
James S. Greene(16)	85,251	*
Christopher B. Paisley(17)	76,634	*
John Ritchie(11)	59,017	*
All executive officers and directors as a group (10 persons)(18)	2,341,276	4.07%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and Forms 3 and 4 filed with the SEC as of September 28, 2007. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 57,530,227 shares outstanding on September 28, 2007 adjusted as required by rules promulgated by the SEC.
(2)	Beneficial and percentage ownership information is based on information contained in Schedule 13G/A filed with the SEC on February 13, 2007 by J. & W. Seligman & Co. Incorporated, William C. Morris and Seligman Communications & Information Fund, Inc. The Schedule 13G/A indicates that J. & W. Seligman Incorporated is controlled by William C. Morris and, together with Seligman Communications & Information Fund, Inc., beneficially owns 4,072,300 shares.
(3)	Beneficial and percentage ownership information is based on information contained in Schedule 13G/A filed with the SEC on February 14, 2007 by Third Avenue Management LLC.
(4)	Beneficial and percentage ownership information is based on information contained in Schedule 13G/A filed with the SEC on February 14, 2007 by Wellington Management Company, LLP.
(5)	Beneficial and percentage ownership information is based on information contained in Schedule 13G filed with the SEC on February 14, 2007 by Mellon Financial Corporation.
(6)	Beneficial and percentage ownership information is based on information contained in Schedule 13D filed with the SEC on February 12, 2007 by Blum Capital Partners, L.P., Richard C. Blum & Associates, Inc., Blum Strategic GP III, L.L.C., Blum Strategic GP III, L.P. and Saddlepoint Partners GP, L.L.C. Together, the entities beneficially own 3,035,352 shares.
(7)	Beneficial and percentage ownership information is based on information contained in Schedule 13G/A filed with the SEC on February 13, 2007 by Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds. Together, the entities beneficially own 2,896,207 shares.
(8)	Includes 543,665 shares of Common Stock issuable upon exercise of options granted to Mr. Rosenzweig under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007.
(9)	Includes 131,251 shares of Common Stock issuable upon exercise of options granted to Mr. Unterberg under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007. Includes 4,000 shares of Common Stock that are beneficially owned by Mr. Unterberg’s spouse. Mr. Unterberg is not standing for reelection to the Board of Directors.
(10)	Includes 548,165 shares of Common Stock issuable upon the exercise of options granted to Mr. Gecht under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007.
(11)	Includes 33,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ritchie under the 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007.
(12)	Includes 157,139 shares of Common Stock issuable upon exercise of options granted to Mr. Cutts under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007. As of the date of this Proxy Statement, Mr. Cutts is no longer an officer or employee of the Company.
(13)	Includes 126,251 shares of Common Stock issuable upon exercise of options granted to Mr. Cogan under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007.
(14)	Includes 63,750 shares of Common Stock issuable upon exercise of options granted to Mr. Gassée under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007. Mr. Gassée is not standing for reelection to the Board of Directors.
(15)	Includes 55,517 shares of Common Stock issuable upon exercise of options granted to Dr. Maydan under the 1990, 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007.
(16)	Includes 73,251 shares of Common Stock issuable upon exercise of options granted to Mr. Greene under the 1999 and/or 2004 Stock Plans which are exercisable within 60 days of September 28, 2007.
(17)	Includes 64,583 shares of Common Stock issuable upon exercise of options granted to Mr. Paisley under the 2004 Stock Plan which are exercisable within 60 days of September 28, 2007. Includes 51 shares of Common Stock owned by Mr. Paisley through an investment fund.
(18)	Includes an aggregate of 1,796,572 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors collectively under the 1990, 1999 and 2004 Stock Plans which are exercisable within 60 days of September 28, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of security ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2006 to December 31, 2006, all Section 16(a) filing requirements were timely met, except that Joseph Cutts had one delinquent filing on Form 4 which was filed on April 3, 2006 for a transaction that occurred on March 29, 2006.

EXECUTIVE OFFICERS

The following table lists certain information regarding the Company’s executive officers as of November 1, 2007.

Name	Age	Position
Guy Gecht	42	Chief Executive Officer
Fred Rosenzweig	51	President
John Ritchie	42	Chief Financial Officer

Mr. Gecht was appointed Chief Executive Officer of the Company on January 1, 2000. From July 1999 to January 2000, he served as President of the Company. From January 1999 to July 1999, he was Vice President and General Manager of Controllers Products of the Company. From October 1995 through January 1999, he served as Director of Software Engineering. Prior to joining the Company, Mr. Gecht was Director of Engineering at Interro Systems, a technology company, from 1993 to 1995. From 1991 to 1993, he served as Software Manager of ASP Computer Products, a networking company and from 1990 to 1991 he served as Manager of Networking Systems for Apple Israel, a technology company. From 1985 to 1990, he served as an officer in the Israeli Defense Forces, managing an engineering development team, and later was an acting manager of one of the IDF high-tech departments. Mr. Gecht currently serves as a member of the board of directors, audit committee and compensation committee of Check Point Software Technologies Ltd., a global information technology security company. Mr. Gecht holds a B.S. in Computer Science and Mathematics from Ben Gurion University in Israel.

Mr. Rosenzweig was appointed President of the Company as of January 1, 2000. From July 1999 to January 2004 he served as Chief Operating Officer of the Company. From August 1998 to July 1999, Mr. Rosenzweig served as Executive Vice President. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support of the Company. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing of the Company. Prior to joining the Company, from July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation, a computer company. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from The Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

Mr. Ritchie was appointed Chief Financial Officer on April 1, 2006. From January 2001 to April 1, 2006, Mr. Ritchie served as the Company’s Vice President of Finance. From March 1996 to January 2001, Mr. Ritchie served in a variety of capacities at Splash Technology Holdings, Inc., a server company, most recently as Chief Financial Officer. Prior to Splash, Mr. Ritchie held various accounting and finance positions at Western Waste Industries, Inc., a waste services company, Oce Bruning, Inc., a printer and copier company, and Mariani Packing Company, a dried fruit company. Mr. Ritchie holds a B.A. in Business Administration from San Jose State University.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Philosophy

The Company’s compensation objectives and philosophy provide the guiding principles for decisions made by the Compensation Committee of the Board of Directors (the “Committee”) for compensation to be paid to our named executive officers, which, during the 2006 fiscal year, included the Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer of the Company. Please refer to the compensation tables below for the individuals serving in these capacities during 2006. The Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and linked to specific, measurable results intended to create value for stockholders. In establishing compensation programs for the named executive officers for the 2006 fiscal year, the Committee considered the following principles and objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation is closely aligned with the Company’s corporate strategies, business and financial objectives and the long-term interests of the Company’s stockholders;

•	Create incentives to achieve key strategic and financial performance goals of the Company by linking executive incentive award opportunities to the achievement of these goals; and

•	Ensure that the total compensation is fair, reasonable and competitive.

The Compensation Committee of the Board of Directors

The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company. Under the charter, the Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. This includes base salaries, incentive awards, stock option grants, employment agreements, severance arrangements, change in control provisions, as well as any other benefits or compensation arrangements for the named executive officers. In certain circumstances, the Committee may solicit input from the full Board of Directors before making final decisions relating to executive compensation.

As of the date of this Proxy Statement, the Committee consisted of Messrs. Cogan and Maydan. During the fiscal year 2006, Messrs. Cogan and Gassée served as members of the Committee. On July 22, 2007, the Committee was reconstituted by the Board, with the appointment of Messrs. Cogan and Maydan.

Role of Management in Assisting Compensation Decisions

Members of the executive management team of the Company, such as the named executive officers and the Vice President of Human Resources (hereafter referred to as Executive Management), may assist and support the Committee in determining compensation for the named executive officers. Members of Executive Management may provide recommendations and information to the Committee to consider, analyze and review in connection with any compensation proposal for the named executive officers. Members of Executive Management do not have any final decision-making authority in regards to named executive officer compensation. The Committee reviews any recommendations and information provided by Executive Management, and approves the final executive compensation package for the named executive officers. During the fiscal year 2006, members of Executive Management provided the Committee with recommendations and proposals relating to each element of executive compensation described below. These recommendations and proposals were based on competitive factors, individual compensation histories, prior equity awards, and anticipated and projected operating results of the Company for the fiscal year 2006.

Use of Independent Third Party Consultants

The Committee may use consultants to assist in the evaluation of compensation for the named executive officers. The Committee has the sole authority to retain and terminate any compensation consultant engaged to perform these services. The Committee also has authority to obtain advice and assistance from internal or external legal, accounting, or other advisers.

During 2006, the Company used a compensation report from Radford Surveys + Consulting dated October 2005. The Radford Survey provided Executive Management with compensation data and practices of many other companies over a very wide range of industries. Members of Executive Management used the Radford Survey to assess general executive compensation information, and to assist in formulating recommendations and proposals to be presented to the Committee with respect to executive compensation levels in 2006. The Committee used this information as provided by Executive Management, among many other considerations, as mentioned below, while reviewing, evaluating and determining executive compensation during 2006.

The Company recently contracted with Mercer Human Resource Consulting, an independent compensation consulting firm, during the 2007 fiscal year for assistance in providing the Committee with recommendations and information that the Committee may deem useful or relevant for determining compensation for the named executive officers for fiscal years 2007 and 2008.

Benchmarking

The Company did not utilize a peer group for purposes of benchmarking executive compensation for the fiscal year 2006. However, the Company has used third-party executive compensation surveys that report on the compensation practices of other companies for purposes of benchmarking compensation for the named executive officers in previous fiscal years. For example, during the fiscal years 2002, 2003 and 2004, the Company and the Committee during these periods used an executive compensation report from Frederick W. Cook, an independent compensation consultant. Due to the unique nature of the business, operations, products and markets of the Company, there has been significant difficulty in finding comparable companies for purposes of benchmarking executive compensation. As such, the Company attempts to provide executive compensation programs that are generally competitive with comparable companies based on overall compensation information available from third party reports and surveys, rather than using specific or uniform benchmarks with established peer groups for each compensation element.

The Company anticipates that the current Committee will utilize benchmarking, or peer group analyses, in the future for purposes of evaluating, reviewing and determining compensation for the named executive officers. The Company is currently evaluating future executive compensation programs, which may include aspects of benchmarking, with the assistance of Mercer Human Resource Consulting, as mentioned above.

Executive Compensation Elements

For the fiscal year 2006, the principal elements or components of compensation for the named executive officers were: (1) base salary, (2) performance-based incentive compensation, (3) long-term equity compensation and (4) other benefits and perquisites.

For each element of executive compensation, including base salary, bonuses, and equity awards, the Committee during 2006 considered a number of factors, such as the executive’s employment experience, performance of the executive during the period, performance of the Company during the period, achievement of Company performance targets set by the Board, demonstrated leadership, potential to enhance long-term stockholder value, information relating to marketplace competitiveness, current compensation levels, compensation history and prior equity awards. Since there are no static or fixed policies regarding the amount and allocation for each component or element of executive compensation, the determination and composition of total compensation is up to the discretion of the Committee and is decided on a year by year basis.

The measurement or assessment of performance of the individual executive, and his or her demonstrated leadership and potential to enhance long-term stockholder value during 2006 was qualitative in nature, and was determined by the judgment and discretion of the Committee. During 2006, the measurement or assessment of the Company’s performance and the achievement of Company performance targets were primarily quantitative with respect to the elements of incentive based compensation, and are addressed in greater detail below. The factors relating to current compensation levels, compensation history and prior equity awards for each of the executive officers were primarily used to assist in evaluating the appropriate levels of compensation for each element of compensation for the 2006 fiscal year, and any potential increase or decrease from the prior year levels.

The disparity in the levels of compensation for each element of compensation between the named executive officers reflects consideration of the executive’s roles and responsibilities, the executive’s tenure with the Company, as well as the other factors mentioned above. The Committee evaluates these factors in establishing compensation for each named executive officer, individually.

The Committee considers the value of the entire compensation package when establishing the appropriate levels of compensation for each element. As such, amounts paid under one element of compensation may affect the amounts paid under another element of compensation. For example, the Company may reserve a significant portion of executive compensation for performance-based incentive programs, while allocating a comparatively lesser amount for fixed compensation elements. As noted above, however, the Company does not apply a formulaic approach to the allocation of specific elements within the total compensation package available to the named executive officers. The Committee exercises its judgment and discretion when approving the amount and allocation of each element of the total compensation package.

Base Salary

The Company provides the named executive officers with a base salary, which is comprised of a fixed amount of annual cash compensation. Base salary is a principal and common component of compensation for all employees of the Company. In setting base salaries for the named executive officers, the Committee considers a number of factors, including the executive’s prior salary history, current compensation levels, individual performance, and marketplace competitiveness for executive officers.

The Committee considers changes to base salaries for the named executive officers on an annual basis. There are no formulaic increases, and, except as described below under “2007 Increases in Executive Compensation,” there have been no increases to base salaries for the named executive officers since fiscal year 2004. During the fiscal year 2006, the Company appointed a new Chief Financial Officer, and determined the amount of his base salary at that time.

Performance-Based Incentive Compensation

The Company believes that a significant portion of executive compensation should be directly related to the Company’s overall financial performance, stock price performance and other relevant financial factors that affect stockholder value. Accordingly, the Company sets goals designed to link executive compensation to the Company’s overall performance and reserves the largest potential compensation awards for performance-based and incentive-based programs, which include both cash and equity awards.

Performance Targets

The current executive incentive plan allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. The total potential bonus for each of the named executive officers is calculated as a percentage of each individual’s base salary. The performance measures for determining bonuses are tied directly to the Company’s annual revenue and net income, and are approved by the Board of Directors based on projections and information provided by Executive Management. During the first quarter of 2006, Executive Management presented a financial plan to the Board, which included estimates and projections of the Company’s financial performance, including targets for annual revenue and net income for the 2006 fiscal year. The Board approved this financial plan, which served as the basis for the performance targets used by the Committee during 2006 for certain elements of executive compensation, as described below.

The executive incentive plan takes into account both “minimum thresholds” and “target levels” for potential bonus awards tied to the Company’s performance. In determining the bonus compensation awarded to each executive officer, the incentive plan sets a threshold level of both revenue and net income that must be attained before any incentives are awarded. The annual revenue and net income factors are weighted equally for purposes of determining bonus calculations.

The Committee also sets target bonus levels tied to the Company’s performance beyond the minimum thresholds to determine the actual amount of performance based awards for each executive officer. If the Company does not satisfy the predetermined minimum thresholds, the executive officers are not eligible to receive any bonus compensation. For example, during the fiscal years 2004 and 2005, no bonuses were paid to the named executive officers. In the event minimum threshold performance levels are exceeded, but applicable target levels are not achieved, the executive officers will earn proportional awards linked to the Company’s performance. The proportional awards for the cash portion of bonus compensation are subject to formulaic accelerators and decelerators, so that overachievement and underachievement of the target levels have a multiplier affect. For example, if the applicable target levels are exceeded, the executive officers may earn bonuses that exceed their target cash bonuses by a factor of the percentage exceeding the target levels. On the other hand, if the applicable target levels are not met, the actual cash bonuses are lower than the target bonus by a factor of the percentage difference between the target level and the actual levels of revenue and net income.

During the first quarter of 2006, the Committee approved the 2006 executive incentive plan, and determined the total potential bonus compensation for each of the named executive officers. The total revenue and net income target levels approved by the Board of Directors for fiscal year 2006 were designed so that they could only be attained upon strong performance by the Company as a whole and each of our executive officers individually. Absent strong Company and individual performance, the Committee does not believe the 2006 fiscal year revenue and net income threshold performance levels were attainable, in which case no annual bonuses would have been payable. Upon completion of the fiscal year, the Committee assessed the performance of the Company for each corporate financial objective by comparing the actual fiscal year results to the pre-determined target levels for each objective. During the first quarter of 2007, the Committee determined that the total revenue and net income targets established by the Board of Directors were achieved.

Incentive amounts to be paid under the performance-based programs may be adjusted by the Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Committee does not consider the effect of such events indicative of Company performance. Payments under the executive incentive plan are contingent upon continued employment, and are at the discretion of the Committee.

Annual Performance-Based Cash Compensation

The total target bonus for the 2006 fiscal year for the Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer were 100%, 90%, 70% and 40% of his annual base salary, respectively. The actual bonus may be less or greater than the target bonus depending on the level of achievement compared to the pre-determined target levels as described above. The Committee believes that the payment of this portion of the annual incentive bonus provides incentives necessary to retain executive officers and reward them for short-term Company performance.

For fiscal 2006, the executive incentive program consisted of both a cash component and a restricted stock component. The executive officers were given the option to elect to receive up to 50% of the targeted bonus in shares of restricted stock of the Company in lieu of cash.

The actual cash awards in 2006 reflect a combination of the target awards and the Company’s performance during the year. Awards of cash bonuses made to the named executive officers in the first fiscal quarter of 2007 for performance in fiscal year 2006 are reflected in column (d) of the Summary Compensation Table on page 35 of this Proxy Statement.

Annual Performance-Based Equity Compensation

The annual incentive bonus program is comprised of a cash component and an equity component, consisting of an election of restricted stock with short-term vesting. To encourage stock ownership and align the executive’s interests with stockholders, the executive officers may elect to receive up to fifty percent (50%) of their bonus in the form of restricted stock. In the event an executive officer elects to receive restricted stock in lieu of a cash bonus payment, the value of the restricted stock the executive officer receives is increased by an additional ten percent (10%) of the cash bonus value in order to offset the potential for forfeiture of the restricted stock in the event the officer terminates employment prior to vesting. The restricted stock portion of the bonus was subject to a right of forfeiture, which lapsed since the Company achieved the minimum thresholds for performance during the 2006 fiscal year. However, if the target performance levels were not met during the 2006 fiscal year, the restricted stock would have been subject to forfeiture.

For the fiscal year 2006, the Chief Executive Officer, President and Chief Operating Officer elected to receive 50% of their target bonus in the form of restricted common stock, and the Chief Financial Officer elected to receive 35% of his target bonus in the form of restricted common stock. The Committee believes that the payment of this portion of the annual incentive bonus in restricted stock provides incentives necessary to retain executive officers and reward them for short-term Company performance.

Individual awards under this component were made under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and were paid in restricted stock that vested on March 15, 2007.

Awards made to the named executive officers on March 15, 2007 for performance in 2006 is reflected in column (e) of the Summary Compensation Table on page 35 of this Proxy Statement.

2007 Increases in Executive Compensation

On October 29, 2007, the Committee approved an increase in the annual salary and target bonus percentage of the Company’s Chief Financial Officer, effective January 1, 2007. The Chief Financial Officer’s 2007 salary and target annual cash bonus as a percentage of annual salary were increased to $310,000 and 55%, respectively.

The Committee had delayed its determination of executive compensation for 2007 pending the conclusion of the Company’s independent stock option investigation. The Committee affirmatively determined not to adjust the 2007 cash compensation for either the Chief Executive Officer or the President of the Company.

Long-Term Performance-Based Equity Incentive Program

As indicated by its performance-based approach to compensation, the Company believes that equity ownership in the Company is critical to closely align the interests of executive officers with those of our stockholders, and thereby promote incentives to achieve sustained, long-term revenue growth and profitability. To meet these objectives, the Company’s named executive officers are eligible to receive additional grants of performance-based equity compensation upon achieving the same performance criteria described above.

These equity awards are subject to a right of repurchase by the Company, which lapses if the Company meets pre-determined, threshold performance levels and specific performance target levels each tied to total revenue and net income, as determined by the Board each year, as mentioned above. If the Company does not achieve the financial targets specified by the Board, then the restrictions on vesting will remain in place until the threshold financial targets or plans have been met. To the extent vesting has been deferred because the Company had not yet met the financial targets for such fiscal year, upon the achievement of such financial targets, the shares will vest as if the Company had achieved the threshold financial targets as of the 2006 fiscal year. Notwithstanding the foregoing vesting schedule, the repurchase rights will terminate on March 15, 2013.

Individual awards under this component were made under the 2004 Plan and the repurchase right will lapse over a four-year service vesting period in equal installments assuming the financial targets are met, and the restricted stock entitles the holder to receive dividends in an amount per restricted share, both vested and non-vested, equal to the dividends per share paid on the Company’s common stock. A portion of the restricted common stock vested on March 15, 2007, and the remaining portion is subject to forfeiture in the event employment is not continued and the financial targets are not met.

In addition to restricted stock awards, during the 2006 fiscal year, the Chief Executive Officer, President and Chief Operating Officer each received stock option grants, of which 25% vested after the first year, with the remaining portion of the stock option vesting at a rate of 2.5% monthly. Stock options require the officers to exercise, or pay the Company the exercise price in order to acquire the stock. As such, the Company believes that the stock option awards create an incentive for management to achieve key strategic and financial performance goals of the Company, thereby increasing the Company’s stock price, and furthering the interests of the Company’s stockholders. As noted above, the Company does not apply a formulaic approach to determine the amount and allocation of stock option grants as compared to other elements of compensation.

Please see the Grants of Plan-Based Awards Table on page 38 of this Proxy Statement for restricted stock awards and stock options granted to the named executive officers during 2006.

Discretionary Long-Term Equity Incentive Awards

The Company’s executive officers may receive an annual award of stock options or restricted stock grants, at the discretion of the Committee. Guidelines for the number of stock options and restricted stock awards granted to each executive officer are determined and approved by the Committee, based upon several factors, including the executive officer’s salary grade, individual’s performance, the Company’s performance and the value of the stock option at the time of grant. As a result, additional grants other than the annual award may be made in the event there are significant changes in the performance of the Company or the individual executive during the evaluation period. The Committee considers the same factors as described throughout this discussion when evaluating these long-term discretionary equity awards.

With the exception of the performance-based equity awards granted to the named executive officers described above, which have a four-year vesting schedule, stock options granted under the various stock plans generally have a three and a half year vesting schedule in order to provide an incentive for continued employment and generally expire seven years from the date of the grant. This provides a reasonable time frame in which to align the executive officer with the price appreciation of the Company’s stock, while managing the potential dilution to stockholders more effectively, as compared to a more typical ten-year option term. The Company intends to set the exercise price of options granted under the Company’s stock plans equal to 100% of the fair market value of the underlying stock on the date of grant.

Deferred Compensation

The named executive officers may not defer any component of any annual incentive bonus earned at this time.

Defined Contribution Plans

The Company maintains a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) for the benefit of eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company and any designated affiliate to defer up to 60% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of four percent of the participant’s annual salary and subject to certain other limits. The amount contributed by the Company vests at a rate of 25% per year. All employees of the Company, including the named executive officers, are eligible to participate in the 401(k) Plan.

Defined Benefit Plans

The Company does not have any defined benefit plans.

Severance Arrangements

Each named executive officer has entered into a three (3) year employment agreement with the Company, subject to automatic one-year renewals if not terminated by either party, which provide for severance benefits under certain events, such as a termination without cause or the executive leaves for good reason. The employment agreements are designed to promote stability and continuity of senior management.

In addition, the Company recognizes that the possibility of a change of control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Accordingly, the Board has determined that appropriate steps should be taken to encourage the continued attention and dedication of members of the Company’s management to their assigned duties without the distraction that may arise from the possibility of a change of control. As a result, the employment agreements include provisions relating to the payment of severance benefits under certain circumstances in the event of a change of control. In order for severance benefits to be triggered, a change of control must take place and an executive must be involuntarily terminated without cause or the executive must leave for good reason within 24 months after a change of control. During 2006, the Committee approved the employment agreements, which contain the severance benefits described below. The Committee considered information provided by Executive Management, and used its discretion when approving each element and amount of the potential severance benefits payable to the named executive officers.

Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Retention Agreements (Potential Payments Upon a Termination or a Change of Control)” and “Employment Agreements” below on pages 35 through 38 of this Proxy Statement.

Other Elements of Compensation and Perquisites

Our named executive officers have the opportunity to participate in a number of benefits programs that are generally available to all regular U.S. employees. These benefits include:

•	Healthcare Plans—includes medical benefits, dental benefits, behavioral health program, vision and Health Care Spending Account, onsite wellness programs and wellness centers/fitness centers.

•	Life and Disability Plans—includes group life insurance, business travel accident insurance and short-term and long-term disability income plans.

•	Investing Plans—includes the 401(k) Plan and the Employee Stock Purchase Plan.

•	Work/ Life Plans—includes programs that assist with daily needs such as childcare, adoption assistance, dependent care account and long-term care insurance.

The Company also provides the Chief Executive Officer and the President with an automobile allowance during the term of his employment with the Company, as the Company in its sole discretion may from time to time make available.

Tax Considerations

Deductibility of Executive Compensation

As part of its performance-based compensation program, the Company aims to compensate the named executive officers in a manner that is tax effective for the Company. In practice, some of the annual compensation delivered by the Company is tax-qualified under Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to each of the corporation's chief executive officer and the four other most highly compensated executive officers as of the end of the fiscal year.

However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although the Committee considers the impact of Section 162(m) when developing and implementing executive compensation programs, the Committee believes that it is important and in the best interests of stockholders to preserve flexibility in designing compensation programs. Accordingly, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Committee has from time to time approved, and may in the future approve, compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Committee’s efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Taxation of “Parachute” Payments

Section 280G and related sections under the Internal Revenue Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain limits, and that the Company or our successor could lose a deduction on the amounts subject to the additional tax. We did not provide any named executive officer with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G during fiscal 2006 and we have not agreed and are otherwise not obligated to provide any executive officer with such a gross-up or related reimbursement.

Compensation Recovery Policy

The Company does not have a policy to seek the reimbursement of cash bonus awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results. However, as previously disclosed in a Form 8-K filed with Securities and Exchange Commission on June 29, 2007, a Special Committee of the Board of Directors recommended certain remedial actions in connection with the Company’s investigation of its historical stock option practices which included the repayment of certain amounts by certain current and former directors and executive officers of the Company.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that it be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Company as of the date of this Proxy Statement has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Gill Cogan

Dan Maydan

Jean-Louis Gassée (1)

(1)	Mr. Gassée served as a member of the Compensation Committee during the fiscal year ended December 31, 2006. Mr. Gassée is not standing for reelection to the Board of Directors.

Compensation of Executive Officers

The following table includes information concerning compensation for the one year period ended December 31, 2006 of our CEO, CFO and the two most highly compensated executive officers of the Company other than the CEO and CFO (the “named executive officers”).

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary(1) (c)	Bonus(1,2) (d)	Stock awards(3) (e)	Option awards(3) (f)	Non-equity incentive plan compensation (g)	Change in pension value and nonqualified deferred compensation earnings (h)	All other compensation(5) (i)	Total (j)
Guy Gecht	2006	$570,000	$256,979	$2,256,265	$1,202,410	$—	$—	$8,131	$4,293,785
Chief Executive Officer
John Ritchie	2006	258,750	62,126	498,107	—	—	—	4,400	823,383
Chief Financial Officer
Fred Rosenzweig	2006	510,000	206,936	1,746,860	924,930	—	—	8,138	3,396,864
President
Joseph Cutts	2006	350,000	110,456	1,031,400	554,960	—	—	9,200	2,056,016
Chief Operating Officer(4)

(1)	All cash compensation earned by each executive officer for fiscal year 2006 is found in either the Salary or Bonus column of this table. There were no deferred salaries or other compensation in 2006.
(2)	Represents cash bonuses accrued in 2006 under the Executive Bonus Plan and paid in March 2007 under bonus targets of 100% of base salary for Mr. Gecht, 90% of base salary for Mr. Rosenzweig, 70% of base salary for Mr. Cutts, and 40% of base salary for Mr. Ritchie. The bonus targets were all met by the executive officers and each of them received performance-based restricted common stock awards in lieu of cash portions of their respective bonuses for the 2006 plan year. These awards are included in the Stock Awards Column.
(3)	Amounts calculated are the aggregate grant date fair value utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” See Note 3 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.
(4)	Mr. Cutts is no longer an officer or employee of the Company.
(5)	Includes auto allowances and/or 401K employer matching contributions.

Employment Agreements

On August 3, 2006, we entered into employment agreements with the following executive officers: Guy Gecht, the Company’s Chief Executive Officer; Fred Rosenzweig, the Company’s President; Joseph Cutts, the Company’s former Chief Operating Officer; and John Ritchie, the Company’s Chief Financial Officer (each, an “Executive”).

The employment agreements, each effective as of August 1, 2006, have an initial term of three years and will automatically renew for additional one year periods unless terminated by either party upon sixty days written notice prior to the expiration of the agreement. Each Executive’s employment with the Company is at-will and either party may terminate the employment relationship at any time for any reason, with or without cause and with or without notice.

The employment agreements provide for the payment of an annual base salary of $570,000 to Guy Gecht; $510,000 to Fred Rosenzweig; $350,000 to Joseph Cutts; and $265,000 to John Ritchie. As of the date of this Proxy Statement, Mr. Cutts is no longer an officer or employee of the Company.

Each employment agreement also provides, among other provisions, that:

•	the Executive shall be eligible for bonuses under the annual management bonus plan as approved by the Compensation Committee of the Company’s Board of Directors;

•	the Executive is eligible to receive stock options under the Company’s stock option program and additional equity awards based on the Executive’s performance;

•

in the event prior to or within two years following a change in control the Company terminates the Executive’s employment without cause or the Executive voluntarily terminates his employment for good reason, the Executive is eligible for severance benefits consisting of salary continuation, a pro-rata bonus, employer subsidized health benefit continuation under COBRA and outplacement services;

•

if the Executive becomes entitled to receive severance, the vesting of the Executive’s unvested stock options and equity awards shall either partially or fully accelerate and the post-termination exercise period for stock options shall be extended;

•

if the Executive is required to pay tax penalties under Section 409A of the Internal Revenue Code of 1986, as amended, in connection with his receipt of the severance benefits, the Company shall pay the Executive a gross up payment to hold the Executive harmless, on an after-tax basis, for any such penalties; and

•	the Executive is subject to a non-solicitation covenant during his employment and for one year following termination of employment.

Retention Agreements (Potential Payments upon Termination or Change of Control)

The section below describes the potential payments that may be made to our named executive officers upon termination or a change of control, pursuant to their employment agreements or otherwise.

The tables below estimate amounts that could be realized and/or payable to our named executive officers assuming certain events as of December 31, 2006, using the closing sales price of our common stock on such date ($26.58), and assuming the named executive officers could have exercised stock options and sold such underlying shares.

We cannot assure you that a termination or change of control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

The table below provides information concerning potential payments to our named executive officers upon termination by us without cause or termination by the named executive officer for good reason.

Name	Lump sum severance payment(1)	Insurance and outplacement benefits(2)	Accelerated vesting of stock options and awards(3)
Guy Gecht	$1,396,979	$57,074	$1,771,287
John Ritchie	$459,626	$57,074	$341,825
Fred Rosenzweig	$971,936	$57,074	$1,317,687
Joseph Cutts(4)	$635,456	$55,432	$905,905

(1)	The amount shown is the lump sum severance payment that consists of 24 months of base salary for Mr. Gecht and 18 months for Messrs. Ritchie, Rosenzweig and Cutts, plus an amount equal to the bonus that the named executive officer would have earned in 2006. If the named executive officer is terminated during the year, the bonus is prorated for the portion of the year that the named executive officer was with the Company.
(2)	Messrs. Gecht, Ritchie, Rosenzweig and Cutts are entitled to health insurance coverage under Part 6 of Title I of ERISA (COBRA) for up to 18 months or $22,000, plus outplacement services up to a maximum of $35,000. The slightly lower benefit to Mr. Cutts is due to lower COBRA costs which are based on family size.
(3)

Messrs. Gecht, Ritchie, Rosenzweig and Cutts are entitled to accelerate vesting of options and restricted stock awards for six months following the termination date. For options and awards that vest on an annual basis, credit is given as if the vesting accrued monthly. The value of the accelerated options and awards is calculated based on the Company’s closing stock price at December 31, 2006 of $26.58 per share. The number of stock options and restricted stock awards/units subject to acceleration for each named executive officer upon termination without cause by us or upon termination by the named executive officer for good reason, are as follows:

	Stock options	Restricted Stock awards/units
Guy Gecht	76,458	52,579
John Ritchie	5,125	11,058
Fred Rosenzweig	59,583	38,552
Joseph Cutts(4)	35,600	27,509

Total	176,766	129,698

(4)	Mr. Cutts is no longer an officer or employee of the Company

The table below provides information concerning potential payments to our named executive officers upon termination without cause by us, or upon termination for good reason by the named executive officers, within 24 months following a change of control.

Name	Lump sum severance payment(1)	Insurance and outplacement benefits(2)	Accelerated vesting of stock options and awards(3)
Guy Gecht	$1,966,979	$57,074	$4,141,616
John Ritchie	$592,126	$57,074	$821,986
Fred Rosenzweig	$1,226,936	$57,074	$3,202,483
Joseph Cutts(4)	$810,456	$55,432	$2,169,696

(1)	The amount shown is the lump sum severance payment that consists of 36 months of base salary for Mr. Gecht and 24 months for Messrs. Ritchie, Rosenzweig and Cutts, plus an amount equal to the bonus that the named executive officer would have earned in 2006.
(2)	Messrs. Gecht, Ritchie, Rosenzweig and Cutts are entitled to health insurance coverage under Part 6 of Title I of ERISA (COBRA) for up to 18 months or $22,000, plus outplacement services up to a maximum of $35,000. The slightly lower benefits to Mr. Cutts are due to lower COBRA costs which are based on family size.
(3)	Messrs. Gecht, Ritchie, Rosenzweig and Cutts are entitled to accelerate vesting on 100% of all unvested options, and restricted stock awards and units as of their termination date. The value of the accelerated options and awards is calculated based on the Company’s closing stock price at December 31, 2006 of $26.58 per share. The number of stock options and restricted stock awards/units subject to acceleration for each named executive officer upon a change of control are indicated in the table below:

	Stock options	Restricted Stock awards/units
Guy Gecht	220,001	116,376
John Ritchie	13,250	26,017
Fred Rosenzweig	170,001	89,939
Joseph Cutts(4)	101,850	63,342

Total	505,102	295,674

(4)	Mr. Cutts is no longer an officer or employee of the Company.

If any of the severance payments constitutes a deferral of compensation under Code Section 409A, the Company shall pay the named executive officer a gross-up payment, such that the amount retained by the named executive officer is equal to Section 409A taxes, including interest and penalties, imposed on the severance pay.

Stock Options

As of December 31, 2006, options to purchase an aggregate of 5,047,677 shares of common stock (net of options canceled) had been granted pursuant to our 2004 Equity Incentive Plan, and options to purchase 326,927 shares had been exercised. Options to purchase 3,869,379 shares remained outstanding under the plan as of such date, and options to purchase 3,342,822 shares of common stock remained available under the plan for future grant.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options granted during the fiscal year ended December 31, 2006 to each of our named executive officers listed in the Summary Compensation Table. All options and restricted stock awards were issued from the 2004 Equity Incentive Plan as amended.

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (i)	All other option awards: number of securities underlying options (j)	Exercise or base price of option awards (k)	Grant date fair value of stock and option awards(5) (l)
Name (a)	Grant date (b)		Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
											(per share)
Guy Gecht	3/15/2006	(1)								108,333	$26.90	$1,202,410
Chief Executive Officer	3/15/2006	(2)					11,654					313,493
	3/15/2006	(3)					72,222					1,942,772

John Ritchie	3/15/2006	(2)					1,517					40,807
Chief Financial Officer	3/15/2006	(3)					16,000					430,400
	3/15/2006	(4)					1,000					26,900

Fred Rosenzweig	3/15/2006	(1)								83,333	$26.90	924,930
President	3/15/2006	(2)					9,384					252,430
	3/15/2006	(3)					55,555					1,494,430

Joseph Cutts	3/15/2006	(1)								50,000	$26.90	554,960
Chief Operating Officer	3/15/2006	(2)					5,009					134,742
	3/15/2006	(3)					33,333					896,658

(1)	These common stock options become exercisable with respect to 25% of the shares on March 15, 2007, and thereafter with respect to an additional 2.5% of the shares each month thereafter, with full vesting in 42 months. The options expire March 15, 2013.
(2)	Performance-based restricted common stock was issued in lieu of 50% of bonuses for the 2006 plan year except for Mr. Ritchie in which 35% of the cash bonus was issued. These shares vested March 15, 2007.
(3)	Performance-based restricted common stock was issued subject to repurchase, which lapses upon the achievement by the Company of financial targets specified by the Board each fiscal year during the vesting term. The repurchase rights terminate in four yearly installments upon the accomplishment of the financial targets set each fiscal year. If the Company does not achieve the financial targets specified by the Board each fiscal year, then the restrictions on vesting remain in place until the financial targets or plans have been met. To the extent vesting has been deferred because the Company had not yet met the financial targets for such fiscal year, upon the achievement of such financial targets, the shares will vest as if the Company had achieved the financial targets since the 2006 fiscal year. The repurchase rights terminate in any event on March 15, 2013.
(4)	The performance-based restricted common stock award is subject to repurchase, which lapses upon the achievement by the Company of financial targets specified by the Board for any fiscal year during the life of the award. The repurchase rights terminate fully upon the accomplishment of the financial targets set for a fiscal year. If the Company does not achieve the financial targets specified by the Board for that fiscal year, then the restrictions on vesting remain in place until the financial targets or plans have been met. The repurchase rights terminate in any event on March 15, 2013.
(5)	Amounts calculated are the aggregate grant date fair value utilizing the provisions of Statement of Financial Accounting Standards No. 123(R) “Share-based Payment (Revised 2004)” (“SFAS 123(R)”). See Note 3, “Stock-Based Compensation” to Consolidated Financial Statements in the Annual Report, regarding assumptions underlying valuations of equity awards.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at the fiscal year end December 31, 2006.

	Option Awards(1)					Stock Awards(2)
Name (a)	Number of securities underlying unexercised options exercisable (b)	Number of securities underlying unexercised options unexercisable (c)	Equity incentive plan awards: number of securities underlying unexercised unearned options (d)	Option exercise price per share (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (g)	Market value of shares or units of stock that have not vested (h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (j)
Guy Gecht	166,250	8,750		$19.45	8/20/2010
	113,749	102,918		17.00	4/11/2012
		108,333		26.90	3/15/2013
	18,500			47.25	7/1/2007
	110,000			33.81	3/23/2009
	16,250			13.75	1/3/2011
	30,250			17.50	4/25/2012
								32,500	$863,850
								11,654	309,763
								72,222	1,919,661

John Ritchie	19,125	1,375		19.45	8/11/2010
	6,250	11,875		16.42	4/18/2012
								7,500	199,350
								1,517	40,322
								16,000	425,280
								1,000	26,580

Fred Rosenzweig	142,500	7,500		19.45	8/20/2010
	87,499	79,168		17.00	4/11/2012
		83,333		26.90	3/15/2013
	26,000			47.25	7/1/2007
	110,000			33.81	3/23/2009
	7,000			13.75	1/3/2011
	10,000			24.03	3/13/2011
	16,667			17.50	4/25/2012
	83,333			17.50	4/24/2012
								25,000	664,500
								9,384	249,427
								55,555	1,476,652

Joseph Cutts(3)	17,400	4,350		19.45	8/20/2010
	22,500	47,500		17.00	4/11/2012
		50,000		26.90	3/15/2013
	7,500			38.75	3/3/2007
	4,100			47.25	7/1/2007
	22,500			33.81	3/23/2009
	6,000			36.19	10/20/2009
								15,000	398,700
								5,009	133,139
								33,333	885,991
						10,000	$265,800

(1)	All outstanding unvested options typically vest at 25% after the first year, then at 2.5% per month over the next thirty months.
(2)	All outstanding unvested awards typically vest at the rate of 25% per year over four years.
(3)	Mr. Cutts is no longer an officer or employee of the Company.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the options exercised and restricted stock awards vested by the named executive officers during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name (a)	Number of shares acquired on exercise (b)	Value realized on exercise (c)	Number of shares acquired on vesting (d)	Value realized on vesting (e)

Guy Gecht			18,441	$509,893
			10,833	299,532

John Ritchie			2,500	69,125
	7,000	$59,034
	625	7,176
	6,250	64,589
	8,500	97,507

Fred Rosenzweig			3,713	102,664
			8,333	230,407

Joseph Cutts(1)			10,000	259,900
			5,000	138,250
	2,175	20,815
	6,525	60,683
	56,550	526,650
	6,221	73,097
	2,800	32,872
	1,100	12,936
	5,700	67,032
	3,779	44,403
	400	4,700
	10,000	118,200
	18,750	281,494
	11,000	123,893

(1)	Mr. Cutts is no longer an officer or employee of the Company.

Pension Benefits

The Company does not provide Pension Benefits to its employees.

Nonqualified Deferred Compensation

The Company historically has not provided nonqualified deferred compensation to its employees.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2006 concerning securities that are authorized under equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)
Equity compensation plans approved by stockholders	9,722,743	$24.91	3,878,435
Equity compensation plans not approved by stockholders

Total	9,722,743	$24.91	3,878,435

This table includes options outstanding as of December 31, 2006, representing 98,562 shares with an average exercise price of $136.46 per share, that were assumed in connection with business combinations.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Submitted by the Audit Committee

of the Board of Directors:

Christopher Paisley

Dan Maydan

James S. Greene

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ JAMES L. ETHERIDGE
James L. Etheridge
Secretary

Dated: November 14, 2007

The Company files annual reports, quarterly reports, proxy statements and other documents with the SEC under the Exchange Act. The public may read and copy any materials that the company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The public can obtain any documents that the Company files with the SEC at www.sec.gov.

The Company also makes available free of charge through its Internet website (www.efi.com) the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC.

APPENDIX A

Audit Committee Charter

PURPOSE

The purpose of the Audit Committee of the Board of Directors of Electronics For Imaging, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

•

Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls.

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement.

•	Provide the Company’s Board with the results of its monitoring and recommendations derived there from.

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC.

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements.

•

At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•

Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

•

Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

•

Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

•

Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements.

•

Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•

Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release.

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities.

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers.

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act.

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies.

•	Reviewing the Company’s compliance with employee benefit plans.

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems.

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company.

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors.

•	Reviewing and approving in advance any proposed related party transactions.

•	Reviewing its own charter, structure, processes and membership requirements.

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC.

•

Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX B

ELECTRONICS FOR IMAGING, INC.

2007 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Electronics for Imaging, Inc. 2007 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Electronics for Imaging, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “Effective Date” shall have the meaning set forth in Section 13.1.

2.14 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith (understanding that if an Option or Stock Appreciation Right is intended by the Committee to be exempt from Section 409A of the Code, the fair market value shall be established using a method that complies with Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder).

2.19 “Full Value Award” means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

2.20 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.21 “Independent Director” means a Director who is not an Employee.

2.22 “Non-Employee Director” means a Director who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.23 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.24 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.25 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.26 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Article 6 or 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.27 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.31 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Plan” means this Electronics for Imaging, Inc. 2007 Equity Incentive Award Plan, as it may be amended from time to time.

2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.35 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.36 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.37 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.38 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.39 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.40 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b) the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is three million three hundred thousand (3,300,000).

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Employee shall be (i) two million (2,000,000) as to Awards granted to an Employee during the fiscal year of the Company in which the Employee is initially employed by the Company or any subsidiary and (ii) one million (1,000,000) as to Awards granted to an Employee in any subsequent fiscal year to the Company.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility.    Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1 General.    The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant.    All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options.    Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration.    Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements.    Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions.    Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Sections 7.2(b) payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards.    Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units.    Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments.    Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock.    Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Term.    Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.8 Exercise or Purchase Price.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.9 Exercise upon Termination of Employment or Service.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock

Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.10 Form of Payment.    Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.11 Award Agreement.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the

Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries.    Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Full Value Award Vesting Limitations.    Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

10.7 Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2 Acceleration Upon a Change in Control.    Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then at least ten days prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee.    Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding.    The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority.    To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date.    The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it is approved either:

(a) By a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

13.2 Expiration Date.    The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination.    Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2 Awards Previously Granted.    Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards.    The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries. Unless otherwise determined by the Committee, the expenses of exercising an Award or purchasing or trading the underlying shares of Stock of an Award and any similar expenses shall be borne solely by the Participant.

15.9 Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

*    *    *    *    *

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ELECTRONICS FOR IMAGING, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 14, 2007

The undersigned stockholder of ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 14, 2007, and hereby appoints Guy Gecht and James L. Etheridge, or either of them, his or her proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the proxies, to represent the undersigned at the 2007 Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC. to be held on Friday, December 14, 2007 at 9:00 a.m., Pacific Time, at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders of Electronics For Imaging, Inc., or any adjournment or postponement thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

ELECTRONICS FOR IMAGING, INC.

December 14, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

ê    Please detach along perforated line and mail in the envelope provided.    ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ■

1. ELECTION OF DIRECTORS:
NOMINEES:

☐	FOR ALL NOMINEES	o Gill Cogan o Guy Gecht
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o James S. Greene o Dan Maydan o Fred Rosenzweig
☐	FOR ALL EXCEPT (See instructions below)	o Christopher B. Paisley

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. To approve the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

☐	FOR

☐	AGAINST

☐	ABSTAIN

3. To approve the Electronics For Imaging, Inc. 2007 Equity Incentive Plan and the reservation of an aggregate of 3,300,000 shares of the Company’s Common Stock for issuance pursuant to such plan.

☐	FOR

☐	AGAINST

☐	ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” ELECTION OF ALL THE NOMINEES FOR DIRECTORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■